                                                                   EXHIBIT 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Form 10-K of Universal Forest Products, Inc. and subsidiaries of our report dated January 24, 2003, with respect to the consolidated financial statements of Universal Forest Products, Inc. and subsidiaries as of December 28, 2002 and for the year then ended, included in the 2002 Annual Report to Shareholders of Universal Forest Products, Inc. and subsidiaries.

We also consent to the incorporation by reference in the Registration Statement File Numbers 33- 81128, 33-81116, 33-84632, 33-81450, 333-60630 and 333-88056 on
Form S-8 and Registration Statement File Number 333-75278 on Form S-3 of our report dated January 24, 2003 incorporated by reference in the Form 10-K for the year ended December 28, 2002.


/s/ Ernst & Young LLP
ERNST & YOUNG LLP
Grand Rapids, Michigan
March 14, 2003